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Exhibit 99.1
            e.spire(TM) BOARD ELECTS WILLIAM R. HUFF AS CHAIRMAN AND
                           APPOINTS TWO NEW DIRECTORS

ANNAPOLIS JUNCTION, MD, JANUARY 25, 2000--e.spire Communications, Inc. (NASDAQ: ESPI), the communications company for the networked economy, today announced that its Board of Directors has elected William R. Huff as Chairman. He replaces Anthony J. Pompliano, who retired as Chairman and Chief Executive Officer, effective January 21, 2000.

Huff, who founded and controls The Huff Alternative Income Fund, L.P. (the "Huff Fund"), e.spire's largest shareholder, was elected to the Board in November 1999.

"Tony, a thoughtful and well-respected industry leader, made tremendous contributions at e.spire," said e.spire Chairman Huff. "He returned as CEO in late 1998 to help fulfill the Company's business plan by completing the buildout of 38 local broadband networks and becoming a force in data communications."

During Pompliano's tenure at e.spire, a company he co-founded, he directed its growth from a small competitive access provider to an integrated communications provider with 1,500 employees and local area networks in 38 markets. He had the foresight to create an e.spire subsidiary, ACSI Network Technologies, now a leading provider of network construction services, and to purchase CyberGate, an Internet service provider, and its subsidiary, ValueWeb, a leading Web-hosting provider. Today, e.spire has one of the industry's largest ATM data networks, comprising 26,000 miles and nearly 400 points of presence (POPs). Pompliano redirected the Company's marketing program to focus on selling data, an effort that continues to gain momentum.

e.spire also announced the election of two Directors: George Schmitt and Joseph Thornton. Schmitt is President of Omnipoint Communications Services, LLC and Executive Vice President of Omnipoint Corporation. He is also the
Chairman of the Personal Communications Industry Association. He serves on the Boards of LHS Group, Objective System Integrators,
PCSONE (joint venture with Omnipoint), Telesoft Partners and Telstreet.com.
 He also serves on the GSM Association's Executive Committee. Thornton is counsel to W.R. Huff Asset Management Co., L.L.C.

e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, Internet access and Web-hosting services, and advanced data solutions, such as ATM and frame relay. In addition, e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities and corporations, with turnkey fiber-optic design, construction and project management expertise. For more information on e.spire, contact http://www.espire.net.

Certain statements regarding the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, anticipated EBITDA and other statements are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, the impact of restriction under the Company's financial instruments, dependence on availability of transmission facilities, regulation risks including the impact of the Telecommunications Act of 1996, contingent liabilities, the impact of competitive services and pricing, the ability of the Company to successfully implement its strategies, as well as the other risks referenced from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 1998. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.